UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012 (February 20, 2012)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                           Completion of Acquisition or Disposition of Assets

On February 20, 2012, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), through subsidiaries, completed the disposition of its 20% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture”) with an effective date of January, 1, 2012, to subsidiaries of Lightstone Value Plus Real Estate Investment Trust, Inc. (“LVP REIT I”), which now owns 100% of the CP Boston Joint Venture. The Lightstone Group, Inc. serves as the sponsor and advisor for both the Company and LVP REIT I.

On March 21, 2011, the CP Boston Joint Venture had acquired a 366-room, eight-story, full-service hotel and a 65,000 square foot water park (collectively, the “CP Boston Property”), located at 50 Ferncroft Road, Danvers, Massachusetts, from WPH Boston LLC, an unrelated third-party, for an aggregate purchase price of approximately $10.1 million, excluding closing and other related transaction costs. The Company’s share of the aggregate purchase price was approximately $2.0 million.

Under the terms of the agreement, the Company received $3.0 million in total consideration, consisting of $0.6 million of cash and a $2.4 million unsecured 10% interest-bearing demand note from the operating partnership of LVP REIT I.

Item 9.01.                           Financial Statements and Exhibits

(b)  Unaudited Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. specified in Article 11 of Regulation S-X are attached as Exhibit 99.1.

(d)  Exhibits.

99.1  Lightstone Value Plus Real Estate Investment Trust II, Inc. Unaudited Pro Forma Consolidated Financial Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: February 24, 2012	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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